Exhibit 10.55

EXECUTION VERSION

Name of Tenant: EVERTEC, Inc.

MASTER LEASE

MEMORANDUM OF LEASE

1.	MEMORANDUM OF LEASE.

This Memorandum as well as any RIDER that may be incorporated from time to time by the parties is an integral part of the Master Lease Agreement and all of the terms thereof are incorporated into the agreement in all respects. Whenever used in the Master Lease Agreement the defined terms shall have the meanings set forth in this Memorandum and any RIDER thereto.

a. Date:	April 1, 2004

b. Landlord:	Banco Popular de Puerto Rico (including its successors or assigns).

c. Landlord Representative:	Jaime Nazario

d. Landlord’s Mailing Address:	Corporate Real Estate Administration Banco Popular de Puerto Rico P. O. Box 362708 San Juan, Puerto Rico 00936-2708

e. Tenant:	EVERTEC, Inc.

f. Tenant’s Representative:	Luis Abreu Rigual

g. Tenant’s Billing Address:	Cupey Center Building Banco Popular de Puerto Rico P. O. Box 362708 San Juan, Puerto Rico 00936-2708

h. Tenant’s Trade Name:	EVERTEC

i. Leased Premises:	As provided in the RIDERS attached hereto

j. Permitted Use:	Information technology services.

k. Leaseable Area of Premises:	As provided in the RIDERS attached hereto

l. Leaseable Area of Building:	As provided in the RIDERS attached hereto

m. Tenant’s Proportionate Share:	As provided in the RIDERS attached hereto

n. Initial Lease Term:	As provided in the RIDERS attached hereto

o. Commencement Date:	As provided in the RIDERS attached hereto

p. Basic Rent:	As provided in the RIDERS attached hereto

q. Additional Rent:	As provided in the RIDERS attached hereto

r. Original Termination Date:	As provided in the RIDERS attached hereto

s. Renewal Term:	As provided in the RIDERS attached hereto

t. Late Payment Charge:	10% of any unpaid amount

2.	PARKING SPACE: As provided in the RIDERS attached hereto.

3.	COMMENTS. As provided in the RIDERS attached hereto.

Tenant		Landlord

EVERTEC, Inc.		BANCO POPULAR DE PUERTO RICO

By:	/s/ Luis Abreu Rigual	By:	/s/ Jaime Nazario 6/28/04

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EVERTEC, Inc.

RIDER CUPEY BUILDING

1.	MEMORANDUM OF LEASE.

This Memorandum RIDER is an integral part of the Master Lease Agreement and all of the terms hereof are incorporated into the agreement in all respects. Whenever used in the Master Lease Agreement the defined terms shall have the meanings set forth in this RIDER:

a. Date:	April 1, 2004

b. Landlord:	Banco Popular de Puerto Rico (including its successors or assigns).

c. Landlord Representative:	Jaime Nazario

d. Landlord’s Mailing Address:	Corporate Real Estate Administration Banco Popular de Puerto Rico P. O. Box 362708 San Juan, Puerto Rico 00936-2708

e. Tenant:	EVERTEC, Inc.

f. Tenant’s Representative:	Luis Abreu Rigual

g. Tenant’s Billing Address:	Cupey Center Building Banco Popular de Puerto Rico P. O. Box 362708 San Juan, Puerto Rico 00936-2708

h. Tenant’s Trade Name:	EVERTEC

i. Leased Premises:	Cupey Center

j. Permitted Use:	Information technology services.

k. Leaseable Area of Premises (sq. ft.):	Building A1	28,896.77
	Building A2	48,395.09
	Building A3	43,457.44
	Building B1	15,545.24
	Building B2	4,630.01
	Building C3	2,795.01
	Building D1	7,081.87
	Building D2	6,526.42

	Total	157,327.85

l. Leaseable Area of Building:	265,551.23 sq. ft.

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m. Tenant’s Proportionate Share of Operating Expenses:	.59246

n. Initial Lease Term:	One year

o. Commencement Date:	April 1, 2004

p. Basic Rent:	$14.00 per sq. foot for the first year Per Year $2,202,589.90 Per month $183,549.16

q. Additional Rent:	$7.50 per sq. foot (estimated operating expenses for the first year period ending on December 31, 2004 including the Parking Garage)

Per Year $1,179,958.88

Per Month $98,329.91

r. Original Termination Date:	March 31, 2005

s. Renewal Term:	On a year to year basis up to five renewal options

t. Renewal Term Basic Rent:	Increase of 3% each year over the prior year’s Basic Rent effective on the anniversary date

u. Late Payment Charge:	10% of any unpaid amount

2.	COMMENTS.

a)	The electricity will be charged separately based on actual consumption.

b)	The leaseable area of premises will be adjusted in accordance with the staging process that has been programmed to be undertaken by Tenant due to the relocation of Evertec’s units to and from Cupey Center.

3.	ATTACHMENTS. The following documents are attached to and made a part of the Rider. Tenant shall comply with all the terms and conditions contained in each of these documents.

Attachment A – Space Plan

Attachment B – Landlord Furnished Service

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Tenant		Landlord

EVERTEC, Inc.		BANCO POPULAR DE PUERTO RICO

By:	/s/ Luis Abreu Rigual	By:	/s/ Jaime Nazario 6/28/04
	Luis Abreu Rigual		Jaime Nazario

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24. Inability to Perform.	20

25. Assignment and Subletting.	20

26. Subordination and Attornment.	22

27. Bankruptcy.	22

28. Events of Default, Remedies, Damages.	23

29. Surrender Upon Termination.	26

30. Casualty not Attributable to Tenant.	27

31. Condemnation.	28

32. No Representation By Landlord.	28

33. Relocation.	29

34. Successors in Interest.	29

35. Release of Landlord.	29

36. Notices and Payments.	29

37. Rules and Regulations.	29

38. No representations or Modifications.	30

39. Totality of Agreement.	30

40. Estoppel Certificate.	31

41. Broker.	31

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MASTER LEASE AGREEMENT

This MASTER LEASE AGREEMENT, between Landlord and Tenant, entered into on the date indicated in the Memorandum of Lease.

1. Master Lease Agreement.

The Memorandum of Lease and any RIDERS signed by Landlord and Tenant are attached to and made a part of this Master Lease Agreement. The Memorandum of Lease and the applicable RIDER shall be construed in light of this Master Lease Agreement but in case of conflict, the Memorandum or the RIDER corresponding to particular Lease Premises will take precedence.

2. Definitions.

The terms defined in the Memorandum of Lease and any RIDER hereto are incorporated into this Master Lease Agreement. The following additional terms shall have the meaning stated in this section and in other parts of this agreement, as applicable.

a. Alterations – shall include all installations, changes, modifications, restorations, renovations, decorations, replacements, additions, improvements and betterments (such as removal or installation of partitions, doors, electrical installations, plumbing installations, water coolers, heating, ventilating and air conditioning or cooling systems, units or parts thereof or other apparatus of like or other nature) made in or to the Leased Premises or the Building whether structural or non-structural, The term “Structural Alterations” shall include any Alterations involving or affecting: (i) the exterior, roof or foundation of the Building, (ii) any supporting members or structural elements of the Building, (iii) any Building Systems outside (or serving parts of the Building outside) of the Leased Premises, or (iv) any Common Areas of the Building.

b. Additional Rent – shall include the Tenant’s Proportionate Share of the expenses incurred by Landlord in the operation and management of the Building, taxes and insurance and which Tenant shall pay to Landlord in addition to the Basic Rent. It shall also include all other charges that Tenant is bound to pay to Landlord pursuant to this Master Lease Agreement.

c. Basic Rent – shall mean the amount of Annual Basic Rent expressed in monthly terms agreed to between Landlord and Tenant, and stated in the Memorandum of Lease, for the use of the Leased Premises herein described.

d. Building – shall mean and include the structure and other improvements constructed or as may in the future be constructed in the Common Areas, on the Land, and related plazas (if any) curbs, sidewalks and appurtenances known by the address or Building Name stated in the Memorandum of Lease.

e. Building Rules – shall mean all those rules and regulations for the operation of the Building as may be adopted, changed or modified from time to time by Landlord.

f. Building Systems – shall mean and include ventilating and air conditioning systems, elevators, water, sewerage, toilet, plumbing, sprinkler, electric, wiring and mechanical systems, now or hereafter installed in the Building, and the fixtures, equipment and appurtenances thereof, and all other mechanical devices, fixtures, equipment, appurtenances and systems installed by Landlord in the Building.

g. Business Days – shall mean all days other than Saturdays, Sundays and Holidays. The term “Holidays” shall be deemed to mean all federal, state, municipal and bank holidays.

h. Common Areas – shall mean all areas and facilities in and about the Building which are provided and designated from time to time by Landlord for the general non-exclusive use and convenience of tenants, their employees, invitees, licensees, and visitors in general, including such portions of the halls, stairs, lobbies, elevators, street entrances and other public portions of the Building as may be necessary for access to the Leased Premises.

i. Electricity Charge – shall mean the determination made by Landlord of the value of the electrical energy consumed by Tenant computed at the rate charged by the public utility company for the Building or, at Landlord’s option, at a rate equivalent to Landlord’s average costs for such electric energy, plus any administrative costs of Landlord.

j. Full Rent or Rent – shall mean the Basic Rent, Additional Rent, Late Charges and any and all other sums payable by Tenant to Landlord as provided in this Agreement.

k. Insurance Premiums – shall mean any and all premiums and costs paid or payable by Landlord or Tenant for fire, earthquake, windstorm and extended coverage, property casualty insurance covering the Building, elevators, machinery, equipment, air conditioning system, and any other machinery and equipment, public liability, rent insurance, and any other insurance coverage which Landlord in its reasonable judgment considers necessary or convenient to maintain the Building or the Leased Premises adequately insured.

l. Landlord Furnished Services – shall mean those services listed in Attachment B of the corresponding Rider.

m. Legal Requirements – shall mean and include all laws, orders, ordinances, directions, notices, rules and regulations of the federal government and of the Commonwealth of Puerto Rico or its municipalities, and of any division, agency, subdivision, bureau, office, commission, board, authority and department thereof, and of any public officer or official and of any quasi-governmental officials and authorities having or asserting jurisdiction over the Land, Building and/or the Premises.

n. Operating and Maintenance Expenses – shall mean any and all expenses incurred by Landlord in connection with the operation and administration of the Building, including all costs and expenses paid or incurred by Landlord or on Landlord’s behalf whether supplied by Landlord or by another person or entity in connection with the ownership, management, repair, maintenance, replacement, restoration or operation of the Building, the Land and any plazas, sidewalks, curbs and appurtenances thereto and all expenses incurred as a result of Landlord’s compliance with any of its obligations hereunder. Operating and Maintenance Expenses shall include, but not limited to, (i) salaries, wages, medical, surgical, and general welfare benefits

(including group life insurance) and pension payments of employees of Landlord engaged in the direct operation and maintenance of the Building; (ii) payroll taxes, workmen’s compensation, uniforms, and dry cleaning for the employees referred to in subdivision (i) above; (iii) the cost of all charges for steam, heat, ventilation, air conditioning, and water and sewage services furnished to the Building (including common areas thereof), together with any taxes on any such utilities; (iv) the cost of all charges for rent, casualty, war risk (if obtainable from the United States Government), and liability insurance; (v) the cost of all Building and cleaning supplies and charges for telephone for the Building; (vi) the cost of all charges for management, window cleaning, and service contracts with independent contractors for all the areas of the Building; (vii) the cost of all charges for electricity (including any taxes thereon) furnished to common areas of the Building; (viii) the cost of all guard and security services for the Building; (ix) the cost of all charges for pest, vermin and termite control, garbage and trash removal and such like services for and from the Building; (x) the cost of compliance with all applicable laws and regulations including without limitation, hazardous wastes and environmental laws, fire protection and safety regulations, security, and the like; and (xi) the cost of installation and implementation of any energy saving equipment, device or technique or of any equipment, device or technique which is intended to lower the cost of Operating Expenses for the Building.

o. Permitted Use – shall be the purpose for which the Tenant is authorized to use the leased property as stated in the Memorandum of Lease, but subject to the provisions of this agreement, including the compliance with all Legal Requirements.

p. Ready for Occupancy – the Premises shall be considered ready for occupancy when all construction, installation and other initial work required to be done by Landlord, if any, shall have been substantially complete, as determined by Landlord.

q. Taxes – shall mean (whether represented by one or more bills) the total amount of all real estate taxes, assessments, special assessments, or any other governmental charge, general or special, ordinary or extraordinary, foreseen as well as unforeseen, of any and every kind or nature whatsoever, which are or may be levied, assessed or imposed upon the Land, the Building and/or any machinery, equipment or improvement affixed therein.

r. Tenant’s Proportionate Share – shall mean Tenants Proportionate Share of Operating and Maintenance Expenses as provided in this agreement.

s. Water Charge – shall mean the determination made by Landlord of the value of the water and sewage used by Tenant computed at the rate charged by the public utility company for the Building or, at Landlord’s option, at a rate equivalent to Landlord’s average costs for such water and sewage, plus any administrative costs of Landlord.

3. Leased Premises.

a. Landlord hereby leases to Tenant, and Tenant hereby hires form Landlord, the Leased Premises, together with the right to use, the Common Areas, for the Term and for the Basic Rent and Additional Rent herein reserved, and subject to all of the covenants, agreements, terms, conditions, limitations, reservations and provisions hereinafter set forth. Landlord represents the Leased Premises are currently free and clear of tenants and occupants. Landlord shall deliver the Leased Premises to Tenant in an “as is” condition”, but broom clean.

By occupying the Leased Premises, Tenant acknowledges that it has had full opportunity to examine the Building, including the Leased Premises, and is fully informed, independently of Landlord, as to the character, construction and structure of the Building and of the Premises. It is agreed that by occupying the Premises, Tenant formally accepts the same and acknowledges that Landlord has complied with all requirements imposed upon it under the terms of this Lease. This Lease does not grant any right to light or air over or about the Premises or Building. Tenant shall, within the date set forth in the Memorandum of Lease as the Commencement Date, take possession of the Lease Premises. The Leased Premises are those described in the See Space Plan incorporated as Attachment A of the corresponding RIDER.

4. Permitted Use.

a. Tenant shall use and occupy the Leased Premises only for the Permitted use stated in the Memorandum of Lease or corresponding RIDER as the case may be.

b. Unless otherwise provided in a RIDER, Tenant specifically agrees not to use or permit any other person to use the Leased Premises as a kitchen, restaurant or cafeteria (other than by, pantry area or kitchen for the personal use of Tenant’s employees and guests); or for manufacturing, storage, shipping or receiving (except for supplies and stock for, and other activities ancillary to, Tenant’s own business); for any retail sales or as a store; or for any purpose other than the Permitted use.

c. Tenant shall not place a load upon any floor of the Leased Premises exceeding the lesser of the floor load per square foot area which it was designed to carry or that which is allowed by law. Pursuant to the above, Landlord agrees to provide Tenant with a list of the possible alternatives for the safe location of all safes, business machines and mechanical equipment to be located at the Leased Premises, and Tenant agrees not to place any of the aforementioned equipment in a location other than any of the alternatives suggested by Landlord. Such installations shall be placed and maintained at Tenant’s expense, in settings sufficient, in Landlord’s reasonable judgment, to absorb and prevent vibration, noise, and annoyance.

d. Tenant acknowledges that Landlord will suffer irreparable injury in the event of a breach of any of the covenants it makes in this section and agrees that, in the event of such breach, Landlord shall be entitled, in addition to any other remedies, to an injunction to restrain the violation thereof. Breach of Tenant’s covenants under this section (after notice and the expiration of the applicable cure period) shall also constitute an Event of Default.

5. Common Areas.

a. Tenant shall have non exclusive use of the Common Areas, in common with others, subject to the terms and conditions of this Master Lease Agreement, the applicable RIDER and to the Rules and Regulations.

b. The Common Areas shall be subject to the exclusive control and management of Landlord, and Landlord may at any time redesign, redesignate, change, use or temporarily close any Common Areas to make repairs or changes, and may do such other acts in and to the Common Areas as in its judgment may be desirable. Tenant, its licensees, employees, agents, clients and invitees shall not interfere with the rights of Landlord or other tenants or invitees to use any part of the Common Areas.

6. Commencement and Termination Dates.

a. The Term of this Lease shall commerce on the date (the “Commencement Date”) that Premises are Ready for Occupancy, or as stated in the Memorandum of Lease or any RIDER hereof and shall be in effect for the number of years stated in the corresponding RIDER as Initial Term.

b. This Lease shall end at noon of the calendar day immediately preceding the end of the Initial Term or shall end on such earlier date upon which such Term may be canceled or terminated pursuant to the provisions of the Lease or by law (the “Termination Date”).

c. If Landlord is unable to give possession of the Leased Premises on the Commencement Date, Landlord shall not be subject to any liability for the failure to give possession. Furthermore such failure to give possession shall not affect the validity of this Lease or the obligations of Tenant hereunder or be deemed to extend the Term. However, the rent reserved and covenanted to be paid hereunder shall not commence until possession of the Leased Premises shall be given or shall be made available for Tenant’s occupancy.

7. Renewal Options.

a. If Tenant has an option to extend the Initial Term of this Lease under the provisions of the corresponding RIDER (the “Renewal Option”) the Renewal Term will commence at noon on the original Termination Date and will expire at noon on the Renewal Term anniversary of the original Termination Date or such earlier date upon which this Lease may be terminated as herein provided (and as such, will constitute the Termination Date).

b. The Renewal Option may be exercised only by Tenant giving Landlord written notice (the “Renewal Notice”) of its intention to renew this Lease pursuant to this Section not later than 60 days prior to the original Termination Date. Such Renewal Notice shall be deemed properly given only if, on the exercise date and at all times thereafter: (i) this Lease shall not have been previously terminated or canceled, (ii) Tenant shall occupy at least seventy-five (75%) percent of the Leased Premises, and (iii) Tenant is not in breach or default of any of its obligations under this lease (beyond notice and the expiration of any applicable cure period provided in this Lease).

c. If Tenant exercises the Renewal Option pursuant to the provisions herein, then this Lease shall be extended for the Renewal Term upon the terms, covenants and conditions contained in this Lease, except that during the Renewal Term, the Rent shall be as provided in the corresponding RIDER or as agreed to by the parties.

The right of renewal granted pursuant to this Article shall be deemed a personal right limited to Tenant or a Related Corporation.

8. Payment of Rent; Late Charges.

a. Beginning on the Commencement Date and during the entire Term (which includes any applicable Renewal Term) Tenant shall pay to Landlord the Annual Basic Rent and the Annual Additional Rent in equal monthly installments, in advance, on the first day of each calendar month during the Term of the Lease, at the office of Landlord or such other place as Landlord may designate, without any abatement, reduction, setoff, counterclaim, defense or deduction whatsoever, except as otherwise expressly provided elsewhere in this Lease.

b. Additional Rent, Tenant’s Proportionate Share of Operating and Maintenance Expenses and all charges, payments and expenses shall be deemed part of the Rent. In the event that Tenant fails to timely pay such Rent, Landlord shall have all of the rights and remedies with respect thereto as are provided for herein or by applicable law in the case of non-payment of Basic Rent.

c. Tenant covenants to pay the Rent as provided herein when due and without notice or demand, in lawful money of the United States.

d. If any installment of Rent is not be paid within fourteen (14) calendar days after such installment of Rent shall have first become due, Tenant shall also pay to Landlord a Late Charge at the rate stated in the Memorandum of Lease thereon from the due date until such installment of is fully paid. Such Late Charge shall be due and payable as part of the Rent with the next monthly installment of Basic Rent. Upon default in payment by Tenant of the aforementioned Late Charge (after notice and the expiration of the applicable cure period), Landlord shall have all the rights and remedies provided for upon default of the Basic Rent. Any Late Charge payable by Tenant pursuant to this Lease shall be calculated from the day such expenditure is made or obligation is incurred until the date when such payment is finally and completely paid by Tenant to Landlord.

e. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent stipulated in this agreement shall be deemed to be other than on account of the earliest stipulated Basic Rent or Additional Rent and then to other items of Rent due, nor shall endorsement or statement on any check or in any letter accompanying any check or payment prejudice Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease, at law or in equity. Payment will first be applied towards the unpaid rent and then to interest until paid in full.

9. Security Deposit.

a. If so stated in the Corresponding RIDER, Tenant shall deposit with Landlord at the time of the execution of this Master Lease Agreement or the RIDER, as the case may be, the Security Deposit to insure the faithful performance and observance by Tenant of the terms and conditions of this Master Lease Agreement. Landlord may, but shall not be required to, use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of the whole or any part of the Full Rent, or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default of any of the terms and conditions of this Master Lease Agreement, including the repair of damages caused by Tenant to the property.

b. In the event that Landlord should apply any part of the Security Deposit to cure any default of Tenant, Tenant shall upon demand deposit with Landlord the amount so applied so that Landlord shall have the full Security Deposit on hand at all times during the Lease Term.

c. In the event that Tenant shall fully and faithfully comply with all of the terms and conditions of this Master Lease Agreement, the balance of the Security Deposit shall be returned to Tenant, without interest, after the Termination Date and after delivery to and acceptance of the Premises by Landlord.

d. In the event of a sale of the land or the Building, or leasing of the Building, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee and Landlord shall thereupon be released from all liability for the return of the Security Deposit. In such event, Tenant shall look solely to the new landlord for the return of the Security Deposit. Tenant shall not assign or encumber the Security Deposit, and neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance.

10. Landlord Furnished Services.

a. If Tenant is not in default (after notice and the expiration of the applicable cure period) with respect to any of Tenant’s covenants and obligations of this Lease, Landlord shall provide the services stated in the Attachment B of the corresponding RIDER.

b. Landlord reserves the right to stop the furnishing of the Building Services and to stop service of the Building Systems, when necessary, by reason of accident, or emergency, or for Repairs and Alterations in the good faith business judgment of Landlord desirable or necessary to be made, until said Repairs and Alterations shall have been completed; and Landlord shall have no responsibility or liability for failure to supply water, elevator, plumbing, electric or other services during said period or when prevented from so doing by strikes, lockouts, difficulty of obtaining materials, accidents or by any cause beyond Landlord’s reasonable control, or by Legal Requirements or failure of electricity, water, or inability by exercise of reasonable diligence to obtain such services. No diminution or abatement of rent or other compensation shall or will be claimed by Tenant, nor shall this lease or any of the obligations of Tenant be affected or reduced, by reason of such interruption, curtailment or suspension, nor shall the same constitute an actual or constructive eviction.

c. Tenant shall, at Tenant’s own cost and expense, abide by all requirements which Landlord may reasonably prescribe for the proper protection and functioning of the Building Systems and the furnishing of the Building Services; provided that Landlord agrees not to enforce such requirements against Tenant in a discriminatory manner. Tenant also shall cooperate with Landlord in any energy or water conservation effort.

11. Tenant’s Share of Operating and Maintenance Expenses.

a. Tenant shall pay to Landlord as Rent, in the manner hereinafter set forth, Tenant’s Proportionate Share of the Operating Expenses of the Building.

b. Notwithstanding anything to the contrary hereinabove or anywhere else in this section, (i) Operating Expense items charged herein may be prorated with but shall not be duplicated in another Operating Expense classification, nor again charged to Tenant as another type of expense or cost, it being the intent that Operating Expenses be accounted for only once; and (ii) no cost reimbursed to the Landlord by a tenant other than as an Operating Expense or incurred by Landlord for the benefit of a specific tenant shall be deemed an Operating Expense nor included in the computation thereof.

c. “Tenant’s Proportionate Share” shall mean a fraction of which the numerator is the rentable square foot area of the leased Premises and the denominator is the total rentable square foot area of the Building.

d. Landlord shall, at the moment of execution of this Master Lease Agreement or the corresponding RIDER, and thereafter by the thirty first (31st) day of March of each subsequent Lease Year during the term of the corresponding Lease, deliver to Tenant a written Statement of the Operating Expenses projected for the coming Lease Year and Tenant’s Proportionate Share thereof adjusted in accordance with any changes on the formula provided in the aforementioned paragraph. Tenant’s projected Proportionate Share of the Operating Expenses so notified by Landlord shall be paid by Tenant to Landlord in equal monthly installments, in advance, on the first day of each month during the term of the Lease. Thereafter at the end of each Lease Year during the Term of the corresponding Lease, Landlord shall furnish to Tenant a written detailed Statement of the Operating Expenses actually incurred for such Lease Year and will at such time note and effect in such Statement the corresponding adjustment on the Additional Rent paid by Tenant to Landlord in the preceding Lease Year as follows: (1) If the Statement of Operating Expenses indicates that Tenant’s projected Proportionate Share was less than the actual Tenant’s Proportionate Share for the said preceding Lease Year, then Tenant shall pay Landlord such shortfall within fifteen (15) days from the date of receipt of the said Statement. (2) If the Statement of Operating Expenses indicates that Tenant’s projected Proportionate Share exceeded Tenant’s Proportionate Share, Landlord shall forthwith, at its option, either (i) pay the amount of the excess directly to Tenant concurrently with such notice or (ii) credit to Tenant the amount of such excess against the subsequent payment of rent due hereunder.

e. Every statement given by Landlord pursuant to this Article shall be prepared by Landlord’s independent public accountant and shall be conclusive and binding upon Tenant unless (1) within ten (10) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which the statement is claimed to be incorrect, and (2) if such dispute shall not have been settled by agreement, Tenant shall submit the dispute to arbitration by a recognized national accounting firm within sixty (60) days after receipt of the statement. Notwithstanding that such dispute is pending determination by agreement or arbitration, Tenant shall as aforesaid within fifteen (15) days after receipt of such statement, pay additional rent in accordance with Landlord’s statement, such payment to be without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Landlord shall forthwith pay Tenant the amount of Tenant’s overpayment of rents resulting from compliance with Landlord’s statement. Landlord, for the purpose of allowing Tenant to verify the Operational Expenses incurred by Landlord, and upon a five (5) days prior written request by Tenant, agrees to grant Tenant reasonable access to those books and records kept by Landlord containing said information. All costs associated with the dispute shall be paid by the non-prevailing party provided that in the case of Landlord and for these specific purposes, the Statement of Operating Expenses shall be deemed in error only if the error in computation of Operating Expenses for the then Lease Year in dispute shall be in excess of five percent (5%).

f. Payments by Tenant of its Proportionate Share of the Operating Expenses shall be made pursuant to this section notwithstanding that a statement is furnished to Tenant after the expiration of the term of this Lease.

g. If a portion(s) of the corresponding Building (but not the entire Building) is sold, transferred or conveyed, Tenant’s Share will be changed to that percentage which shall be equal to a fraction, the numerator of which shall be the square feet of Rentable Area of Premises, and the denominator of which shall be the aggregate rentable square feet of office space of Premises in that portion of the Building owned by Landlord at such time (and form time to time), as reasonably determined by Landlord’s architect.

12. Tenant’s Property Taxes.

If leasehold improvements made by or at the request of Tenant, or other personal property of Tenant is or becomes assessable or taxable and a tax liability is imposed on Tenant or Landlord with respect thereof, Tenant shall be solely responsible for the payment of such taxes and in no event shall such taxes be the liability of or be transferable to Landlord. In the event that by operation of law, such taxes become a liability of Landlord, Landlord may pay such taxes as they become due and payable and Tenant shall upon demand reimburse Landlord for all payments or expenses incurred or disbursed by Landlord by reason of any such assessment.

13. Tenant’s Share of Real Estate Taxes.

a. Tenant shall reimburse Landlord, as Rent upon demand, an amount equal to the product obtained by multiplying the Real Estate Taxes on the Building by Tenant’s Occupancy Percentage determined as of the date such Real Estate Taxes are billed by Landlord to Tenant.

b. Tenant shall pay, before delinquency all property taxes and assessments payable by Tenant on the furniture, fixtures, equipment and other property of Tenant at any time situated on or installed in the Leased Premises, and on additions and improvements in the Leased Premises made or installed by Tenant subsequent to the Commencement Date, if any. If at any time during the Term any of the foregoing are assessed as a part of the real property of which the Leased Premises are a part, Tenant shall pay to Landlord upon demand the amount of such additional taxes as may be levied against said real property by reason thereof.

14. Electricity and Water Charge; Excessive consumption.

a. Concurrent with the payment of Basic Rent, Tenant shall reimburse to Landlord the Electricity and Water Charges to cover the expense of electric power and water used by Tenant as provided in the Corresponding Rider. The Electricity and Water Charges may be revised by Landlord at any time if changes occur in public utility company rates or charges of any kind or in Tenant’s consumption or demand. Any increase or decrease in the rate shall be effective as to Tenant on the same date it is effective as to Landlord.

b. If Landlord installs an electricity or water meter or meters or other means to measure Tenant’s consumption, Tenant agrees to pay for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord’s cost of other means of measuring such consumption by Tenant. Tenant shall reimburse Landlord for the cost of all water or electricity consumed as measured by said meter or meters or as otherwise measured, including sewer rents, as additional rent, within ten (10) business days after bills therefore are rendered or Tenant pays directly and Landlord not responsible.

c. Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electrical service shall be changed or shall no longer be available or suitable for Tenant’s requirements, unless and to the extent that they have been caused by the gross negligence or willful misconduct of Landlord (but in no event shall Landlord be liable to Tenant for any consequential damages). At Landlord’s election, Landlord shall furnish and install all replacement lighting tubes, lamps, bulbs and ballasts required in the Leased Premises, and Tenant shall pay to Landlord or Landlord’s designated contractor upon demand the then established reasonable charges of Landlord or said contractor, as the case may be.

15. Maintenance and Repairs by Landlord.

a. Landlord shall maintain and repair the Building, its fixtures, equipment and appurtenances, and make all structural repairs it deems reasonably necessary or convenient.

b. Landlord reserves the right to make such repairs, Alterations, additions or improvements in or to any portion of the Building and the fixtures and equipment thereof as it may deem necessary or convenient and, for such purpose, to use the Premises, the Common Areas, street entrances, halls, stairs, elevators and other areas and equipment of the Building, provided that there be no unnecessary obstruction of Tenant’s right to enjoyment of the Premises, and Tenant shall make no claim for compensation or damages against Landlord by reason of inconvenience or annoyance arising therefrom.

c. Landlord shall have no obligation to employ contractors or labor at overtime or premium rates or to incur any other overtime costs or expenses in connection with the performance of such Repairs and Alterations, except that in the event of an emergency which is an imminent threat to life or property, Landlord shall cause such Repairs and Alterations to be performed as quickly as shall be practicable.

d. Landlord reserves the right at any time and from time to time (without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefore) to place such structures and to make such relocations, Alterations, repairs, maintenance and replacements on the Land and in or to the Building (including the Leased Premises) and the Building Systems, and the operation of the Building Systems, as well as in or to the Common Areas and other parts thereof, and to erect, maintain and use pipes, ducts and conduits in and through the Leased Premises, all as Landlord may reasonably in its good faith business judgment deem necessary or desirable. However, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use and occupancy of the Leased Premises or access thereto arising from the making of such repairs maintenance and Alterations.

16. Maintenance and Repairs by Tenant.

a. Tenant shall take good care of the Leased Premises and the fixtures, glass, appurtenances and equipment therein (including, if and to the extent installed by Tenant or by any Persons Within Tenant’s Control, all horizontal portions of the Building Systems that are located within the Leased Premises, and expressly including any sprinkler loop and distribution pipes and heads and any private bathrooms in or appurtenant to the Leased Premises), and at Tenant’s sole cost and expense shall make all repairs as and when needed to preserve them in good working order and condition, whether or not such repairs are ordinary or extraordinary, or foreseen or unforeseen at this time, and whether or not such repairs pertain to improvements in the Leased Premises furnished or installed by Landlord, but excluding repairs to the rough floor, the rough ceiling, exterior walls or load-bearing columns, unless otherwise required,

b. All damage or injury to the Leased Premises, or to the Building or the Building Systems outside of the Leased Premises, caused by or arising from acts or omissions of Tenant, or of Persons Within Tenant’s Control, including those which are structural, extraordinary and unforeseen, shall be promptly repaired, restored or replaced by Tenant, at Tenant’s own cost and expense.

c. All Repairs shall be in quality and class equal to or better than the original work or installations, and shall be performed in good and workmanlike manner, using Building standard or higher quality materials. Tenant shall, at Tenant’s sole cost and expense, make all Repairs to the A/C Unit and any and all horizontal pipes utilized in connection therewith.

d. Tenant shall maintain the Leased Premises and the areas appurtenant thereto (including any permitted signs or cameras located in the Leased Premises or in any appurtenant areas) in a clean and orderly condition that is consistent with the use and appearance of the Building. If Tenant fails to so maintain the Leased Premises or appurtenant areas to the reasonable satisfaction of Landlord, then Landlord shall have the right, ten (10) days after notice from Landlord to Tenant and at Tenant’s sole cost and expense, to enter into the Leased Premises and such appurtenant areas for the express purpose of rectifying the condition thereof and restoring the Leased Premises and such appurtenant areas to the condition and appearance required hereunder. Tenant shall not clean, or permit, suffer or allow to be cleaned, any windows in the Leased Premises from the outside.

e. In any case where Tenant shall be required to make repairs or perform any work pursuant to this Section and such repairs or work shall affect the Building Systems or areas outside of the Leased Premises, Landlord may, in Landlord’s reasonable discretion, elect to make such repairs or to perform such work for and on behalf of Tenant, but at Tenant’s reasonable and actual cost of such repairs and/or work within ten (10) days after Landlord shall furnish a statement to Tenant of the amount thereof.

f. Tenant shall immediately give Landlord written notice of any damage or injury to the Premises, or any defective condition in any plumbing, air conditioning system or electrical lines located in, servicing or passing through the Leased Premises.

17. Alterations; Liens; Tenant’s Property.

a. Except as expressly set forth in this Section, Tenant shall make no Alterations in or to the Leased Premises without Landlord’s prior written consent and then only by contractors or mechanics approved in writing by Landlord (which approval Landlord agrees not to unreasonably withhold or unduly delay).

b. Landlord shall not arbitrarily withhold or unduly delay consent to Structural Alterations proposed by Tenant, provided that Tenant shall comply with the requirements of this section.

c. All Alterations: (i) shall be made at Tenant’s own cost and expense and at such times and in such manner as Landlord may from time to time designate (including rules governing Alterations as Landlord may from time to time make, (ii) shall comply with all Legal Requirements (iii) shall be made promptly and in a good and workmanlike manner using Building standard or higher quality materials, and (iv) shall not affect the appearance of the Building or be visible from the exterior of the Building, it being Landlord’s intention to keep the exterior appearance of the Building reasonably uniform (and, in pursuance thereof, Landlord shall have the right to approve the appearance of all such Alterations, including ceiling heights, blinds, lighting, signs and other decorations).

d. In order to ensure, maintain and control the quality and standards of materials and workmanship in the effective security of the Building, including the Leased Premises, Tenant acknowledges that it is reasonable to require Tenant, and Tenant hereby covenants and agrees, to use only contractors approved in writing by Landlord (which approval Landlords agrees not to unreasonably withhold or unduly delay with respect to contractors or mechanics performing non-structural Alterations). Landlord will provide Tenant a list of approved contractors and mechanics (“Approved Contractors”). Landlord expressly reserves the right to exclude form the Building any person, firm or corporation attempting to perform any work or act as construction contractor or manager without Landlord’s prior written consent.

e. In cases of Structural Alterations, if Landlord so requires, Tenant agrees to pay to Landlord as a supervisory fee an amount equal to five (5%) percent of the cost of such Structural Alterations to be performed by Tenant or by Persons Within Tenant’s Control. Such supervisory fee shall be paid by Tenant to Landlord within twenty (20) days following completion of such Alterations.

f. Prior to commencing the performance of any Alterations, Tenant shall furnish to Landlord: (i) Plans and specifications (to be prepared by a licensed architect or engineer engaged by Tenant, at its sole cost and expense), in sufficient detail to be accepted for filing with appropriate governmental agencies. Tenant shall not commence the performance thereof unless and until Landlord has give written consent to said plans and specifications: (ii) A certificate evidencing that Tenant (or Tenant’s contractors) has (have) procured and paid for worker’s compensation insurance as required by law covering all persons employed in connection with the work who might assert claims for death or bodily injury against Landlord, Tenant, the Land and/or the Building; (iii) Such additional personal injury and property damage insurance (over and above the insurance required to be carried by Tenant pursuant to the provisions below), and builder’s risk, fire and other casualty insurance as Landlord may reasonably require in connection with the work to be done for Tenant, provided that the same is commercially reasonable and consistent with that required by landlords of comparable buildings;

g. If Landlord so requests, a surety company performance bond in form and substance satisfactory to Landlord (procured at Tenant’s own cost and expense), issued by a surety company acceptable to Landlord, or other security satisfactory to Landlord, in an amount equal to at least one hundred twenty (120%) percent of the estimated cost of such Alterations, guaranteeing to Landlord, and any Mortgagee the completion thereof and payment therefore within a reasonable time, free and clear of all liens, encumbrances, chattel mortgages, security interests, conditional bills of sale and other charges, and in accordance with the plans and specifications approved by Landlord.

h. Tenant shall not file any plans, specifications or applications with any governmental authority without first obtaining Landlord’s written consent thereto (which consent shall not be unreasonably withheld or unduly delayed).

i. Before making any Alterations, Tenant will obtain at its expense, all permits, approvals and certificates required by any governmental body and, upon completion, Tenant shall obtain the corresponding use permit and promptly deliver duplicates of all such permits, approvals and certificates to Landlord. Landlord shall have, at its option, the right to enter the Premises to inspect and to insure that the work is being or has been performed in compliance with the plans and specifications required by Landlord.

j. In the event that Landlord submits the plans and specifications referred to above to Landlord’s architects and/or engineers for review, Tenant shall reimburse Landlord as additional rent for Landlord’s reasonable, actual out-of-pocket expenses incurred with respect to review by bona fide third parties in connection with such review within ten (10) days after written notice to Tenant of the amount of such expense.

k. Tenant shall keep accurate and complete cost records of all Alterations and shall furnish to Landlord true copies of all contracts entered into and work orders issued within thirty (30) days following Landlord’s request therefore.

l. Landlord’s review of, consent, and/or any failure by Landlord to object to, any such plans or specifications, contract or work order shall not: (i) be construed as an approval by Landlord of such contract or work order or the contests thereof, (ii) impose any liability on Landlord in connection therewith, (iii) relieve Tenant of any of its obligations with respect to such Alterations or the Leased Premises as otherwise set forth in this Lease (iv) be deemed a representation of any kind that the same conform to the applicable Legal Requirements.

m. Tenant shall not create or permit to be created any lien, encumbrance or charge upon the Land or Building or any part thereof or the income there from. Tenant shall take all steps necessary under local laws to prevent the imposition of such a lien, encumbrance or charge on the Land or Building.

n. Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of labor or materials for the specific Alteration to or repair of the Leased Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services of the furnishing of any materials that would give rise to the filing of any lien against the Land, Building, Leased Premises or any part thereof. Landlord shall not be liable for any work performed or to be performed at the Leased Premises for Tenant or any subtenant, or for any materials furnished or to be furnished at the Leased Premises for Tenant or any subtenant, upon credit, and that no lien for such work or materials shall attach to or affect the interest of Landlord in and to the Land, Building or Leased Premises.

o. Tenant shall be liable to Landlord or to any other person for any failure or diminution of any Building Systems or Services, caused by Alterations or repairs made by Tenant or by Persons Within Tenant’s Control, notwithstanding Landlord’s consent thereto or to the plans and specifications therefore. Tenant shall promptly correct any faulty or improper Alteration or repairs made by Tenant or by Persons within Tenant’s Control, and shall repair any and all damage caused thereby. If Tenant fails to make such corrections and repairs within thirty (30) days notice from Landlord to Tenant (except in an emergency, in which case no notice shall be required), Landlord may make such corrections and repairs and charge Tenant for the reasonable and actual cost thereof. Such charge shall be deemed Additional Rent, and shall be paid by Tenant to Landlord within ten (10) days after written bill to Tenant for the amount thereof.

p. All movable property, furniture, furnishing and trade fixtures furnished by or at the expense of Tenant, other than those affixed to the Leased Premises so that they cannot be removed without damage, and other than those replacing an item theretofore furnished and paid for the Landlord or for which Tenant has received a credit or allowance, shall remain the property of Tenant, and may be removed by Tenant from time to time prior to the expiration of the Term specifying any such items of property which Tenant does not wish to remove.

q. All Alterations made by either party which are affixed to the Leased Premises and the A/C Units and all associated equipment (collectively, the “A/C Work”) shall become the property of Landlord and shall be surrendered with the Leased Premises at the end of the Term. Notwithstanding the foregoing, Landlord may elect to require Tenant to remove “Specialty Alterations” (as such term is defined below), and restore the relevant portions of the Leased Premises, at Tenant’s expense.

r. In any case where Tenant removes any property or Alterations in, Tenant shall immediately repair all material damage caused by said removal and shall restore the affected portion of the Leased Premises to good order and condition at Tenant’s expense. If Tenant fails to do so, Landlord may do so at Tenant’s cost and Tenant shall reimburse Landlord for such reasonable and actual costs within ten (10) business days following delivery of a bill therefore to Tenant.

s. Landlord reserves the right to require Tenant to remove any such Alterations, by notice to Tenant at any time but not later than thirty (30) calendar days after the Termination Date or earlier termination of this Master Lease Agreement. In such event, Tenant, at Tenant’s sole cost and expense, shall remove the items so specified on or before the date specified by Landlord, and shall restore the Premises to their original condition, reasonable wear excepted.

t. Any items of property or Alterations not removed by Tenant may, at the election of Landlord, be deemed to have been abandoned by Tenant, and Landlord may retain and dispose of said items without Landlord incurring any liability to Tenant and without accounting of tenant for the proceeds thereof. However, Tenant will be liable for the cost of such disposal.

u. Within 15 days after completion of construction work, Tenant shall provide Landlord with (1) a copy of all permits, including use permits, if applicable, (2) additional insurance, if required by Landlord; (3) guarantees and warranties of all equipment attached to the Leased Premises; (4) certifications of completion from architects and/or engineers and licensed electricians and plumbers.

v. The provisions of this Section shall survive the expiration or sooner termination of the Term, whereupon any and all monetary obligations of Tenant pursuant thereto shall be deemed damages recoverable by Landlord,

18. No Liability or Allowance for Repairs.

Except as may otherwise specifically provided for in this Master Lease Agreement, Landlord shall be not make any allowance to Tenant or diminution of Full Rent and Landlord shall not be liable by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making or failing to make any repairs or Alterations, in or to the Building or the Leased Premises or in and to the fixtures, appurtenances or equipment thereof.

19. Legal Requirements.

a. Tenant, at its sole cost and expense, shall at all times timely comply with all present and future Legal Requirements with respect to the Leased Premises, whether or not arising out of Tenant’s use or manner of use thereof, or with respect to the Building if arising out of Tenant’s use or manner of use of the Leased Premises or the Building including the use permitted under this Master Lease Agreement.

b. Tenant shall not do, and shall not permit Persons Within Tenant’s Control to do, any act or thing in or upon the Leased Premises or the Building which will violate any Legal Requirements. Tenant shall, at Tenant’s cost and expense, comply with all Legal Requirements whether now in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at the date hereof.

c. Tenant shall be responsible for the cost of all present and future compliance with The Americans with Disabilities Act of 1990, Public Law 101-336, 42 U.S.C. § 12101 et seq, (herein called the “Disabilities Act”) in respect of the Leased Premises, except to the extent that it would require Tenant to make any Structural Alterations within the Leased Premises (i.e., alterations to the slab, support columns and facade) or to make any modifications to Building Systems located within the Leased Premises.

d. Tenant shall only be obligated to comply with the performance of any Legal Requirements requiring any Structural Alteration of the Leased Premises or any modification to the Building Systems located within the Leased Premises if such Alteration or modification to the Building Systems shall be required by reason of a condition which has been created by, or at the instance of, Tenant or Persons Within Tenants Control or a breach of any of Tenant’s covenants and agreements hereunder.

e. Tenant may, after securing Landlord to Landlord’s satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorneys’ fees, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided that Tenant files such contest or appeal with reasonable promptness and, should the outcome of the appeal be unfavorable to Tenant, it may be remedied monetarily and shall not subject Landlord to prosecution for a criminal offense, constitute a default under any agreement or mortgage under which Landlord may be obligated, or cause the Premises or any part thereof to be condemned or vacated.

20. Indemnity.

a. Tenant shall indemnify and save Landlord, Landlord’s agents, servants, invitees and employees harmless from and against any and all liability, fines, suits, claims, demands, expenses and actions of any kind or nature arising by reason of injury to person or property occurring in the Leased Premises or the Building occasioned in whole or in part by any negligent act or omission on the part of Tenant or Person within Tenant’s Control (whether or not acting within the scope of employment), servants, agents, licensee, visitor, assignor, or undertenant of Tenant, or by any neglectful use or occupancy of the Premises or any breach, violation or non-performance of any covenant in this Master Lease Agreement on the part of Tenant to be observed or performed.

b. Neither Landlord nor Landlord’s agents shall be liable for: (i) any damage to property of Tenant or others by theft, vandalism or terrorism or other acts by Persons not Within Landlord’s Control (ii) any injury or damage to persons or property resulting from fire, explosion, electricity, water, rain, leaks, dampness or by any other cause of whatsoever nature, except if and to the extent caused by the negligence or willful misconduct of Landlord; (iii) any damage caused by other tenants or persons in the Building or caused by operations in construction work; or (iv) any latent defect in the Leased Premises or in the Building

c. If at any time any windows of the Leased Premises shall be temporarily or permanently closed, darkened or covered for any reason whatsoever, including Landlord’s own acts, Landlord shall not be liable for any damage sustained, compensation nor abatement of rent, nor shall the same release Tenant from Tenant’s obligations hereunder or constitute an eviction.

d. Tenant agrees, to the extent not caused by the negligence or willful misconduct of Landlord or Persons Within Landlord’s Control, to indemnify, protect, defend and save harmless, Landlord and Person’s within Landlord’s Control, from and against any and all liability, claims, suits, demands, damages, judgments, costs, fines, penalties, interest and expenses (including reasonable counsel and other professional fees and disbursements incurred in any action or proceeding), to which Landlord or Persons Within Landlord’s Control may be subject or suffer arising from, or in connection with: (i) any liability or claim for any injury to, or death of, any person or persons, or damage to property (including any loss of use thereof), occurring in or about the Leased Premises, or (ii) the use and occupancy of the Leased Premises, or from any work done or omitted by Tenant of Persons within Tenant’s Control in or about the Leased Premises during the Term and during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Leased Premises, or (iii) any default by Tenant in the performance of Tenant’s obligations under this Lease, or (iv) any act, omission, carelessness, negligence or misconduct of Tenant or of Persons Within Tenant’s Control, or non-performance or non-compliance with or breach or failure by Tenant to observe any term, covenant, agreement, provision or condition of this Lease, or breach of any warranty or representation by Tenant made in this Lease. Notwithstanding the foregoing, Tenant shall be relieved of Tenant’s obligation of indemnity herein in proportion to the amount actually recovered by Landlord from one or more of Landlord’s insurers in connection with any such claim.

e. Tenant shall reimburse and compensate Landlord, as additional rent within thirty (30) days after rendition of a statement, for all actual expenditures, costs, fees, expenses, judgments, penalties, damages and fines sustained or incurred by Landlord (including reasonable counsel and other professional fees and disbursements incurred in connection with any action or proceeding) in connection with any matter set forth in this section. If in any action or proceeding naming both Landlord and Tenant, liability arising out of the sole negligence of Tenant is established, Tenant shall (i) indemnify Landlord in accordance with the provisions of this section and (ii) waive any right of contribution against Landlord.

f. Tenant agrees that its sole remedies in any instances where Tenant disputes Landlord’s reasonableness in exercising judgment or withholding its consent or approval pursuant to a specific provision of this Lease, shall be those in the nature of an injunction, declaratory judgment or specific performance, the rights to monetary damages or other remedies being hereby specifically and irrevocably waived by Tenant. Without limiting the generality of the foregoing and unless expressly provided to the contrary in this Lease, Tenant agrees that, in any situation in which Landlord’s consent or approval is required pursuant to this Lease, the same may be granted or withheld in Landlord’s sole and absolute discretion, and/or be made subject to such conditions as Landlord, in Landlord’s sole and absolute discretion, may deem appropriate.

g. In any instance where this Lease expressly provides that, in connection with a proposed Alteration, assignment or subletting, Landlord’s consent or approval is required and may not unreasonably be withheld, if Tenant shall dispute the reasonableness of Landlord’s refusal to grant such consent or approval, Tenant shall have the right to submit said dispute to binding arbitration under the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). In cases where such arbitration takes place the losing party in such arbitration shall pay the arbitration costs and any reasonable legal fees and disbursements and other reasonable professional fees incurred by the successful party in connection with such arbitration.

h. Landlord shall indemnify, protect, defend and save harmless Tenant from and against any and all liability (statutory or otherwise) claims, suits, demands, damages (excluding consequential damages), judgments, costs, fines, penalties, interest and expense (including reasonable counsel and other professional fees and disbursements incurred in any action or proceeding), if and to the extent caused by the gross negligence or willful misconduct of Landlord or Persons Within Landlord’s Control. Notwithstanding the foregoing, Landlord shall be relieved of Landlord’s obligation of indemnity herein in the portion of the amount actually recovered by Tenant from one or more Tenant’s insurers in connection with any such claim.

21. Covenant to Insure.

a. Tenant shall carry and maintain in full force, at all times during the Lease Term, with a responsible insurance company approved by Landlord and authorized to do and doing business in Puerto Rico, at Tenant’s sole cost and expense, such insurance coverage with the minimum coverage as may be indicated in the Memorandum of Lease, including:

1) Fire and extended coverage insurance covering the Leased Premises against loss or damage by fire, flood, earthquake, hurricane and against loss or damage by other risks now or hereafter deemed to be extended coverage, in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under the terms of the applicable policies.

2) Comprehensive public liability insurance, including property damage, insuring Landlord and Tenant against liability for injury to persons or property occurring in or about the Leased Premises or arising out of the ownership, maintenance, use or occupancy thereof.

3) All risks included in limits not less than $1,000,000.00.

b. All policies shall name Landlord and Landlord’s mortgagees and other interested parties designated by Landlord as additional insured. The policies shall also provide by endorsement that any loss shall be payable to Tenant, Landlord or other parties additionally insured, as their interest may appear. Tenant shall furnish to Landlord a certificate of insurance satisfactory to Landlord as evidence of the required insurance coverage, with a written commitment on the part of each insurance company to notify Landlord by certified mail to the Address of Landlord or any other address notified by Landlord at least sixty (60) calendar days prior to cancellation or a decrease in coverage of such insurance.

c. Tenant shall give immediate written notice to Landlord in case of any kind of injury to any person, accident or damage to or in the Leased Premises or in the Building.

d. If, because of anything done, caused to be done, permitted or omitted by Tenant, the Insurance Premiums for the Building are increased, Tenant shall pay to Landlord upon demand the additional amount which Landlord shall be thereby required to pay for such Insurance Premiums and, at the request of Landlord, Tenant shall remedy the condition which caused the increase in the Insurance Premiums within thirty (30) calendar days after such request.

e. Tenant shall not do or cause to be done, or permit on the Premises anything deemed hazardous on account of fire or other casualty, or anything that may risk or cause the cancellation of Landlord’s insurance policies.

f. Tenant shall not do or permit any act or thing to be done in or to the Leased Premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at anytime carried by or for the benefit of Landlord with respect to the Leased Premises or the Building or which shall or might subject Landlord to any liability or responsibility to any person or for property damage.

22. Right of Landlord to Enter Premises.

a. Landlord shall have the right to enter and to grant licenses to others to enter the Leased Premises at any reasonable time: (i) to examine the Leased Premises, (ii) to make repairs, replacements and improvements to the Leased Premises or to the Building, machinery, equipment and facilities, including the right during the progress of any such work to keep within the Leased Premises all necessary materials, tools and equipment, (iii) for the operation and maintenance of the Building; or (iv) to show the Leased Premises to prospective purchasers or mortgagees (and during the last twelve months of the Lease Term, to prospective tenants).

b. If Tenant is not present to open and permit entry into the Leased Premises, Landlord or Landlord’s agents may enter the same whenever such entry may be necessary or permissible by master key or other means. Reasonable care will be exercised to safeguard Tenant’s property. Such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected.

c. During the last year of the Term, if Tenant shall have removed all or substantially all of Tenants property from the Leased Premises, Landlord may terminate this Lease and immediately or at any time thereafter enter, alter, renovate or redecorate the Leased Premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this Lease or Tenant’s obligations hereunder.

23. Building Name.

a. Tenant shall not, except to designate Tenant’s business address (and then only without emphasis or display) use the name of the Building or any simulation or abbreviation of such name for any purpose whatsoever. Landlord reserves the right to change the name of the Building at any time. Tenant will discontinue using the name of the Building within one hundred eighty (180) calendar days after Landlord shall notify Tenant that the Building is no longer known by such name. Landlord shall not be responsible for any expenses incurred by Tenant in connection with a change in the name of the Building.

b. Landlord shall have the absolute right at any time, and from time to time upon ninety (90) days notice to Tenant, to name and change the name of the Building and to change the designated address of the Building. The Building may be named after any person, or otherwise, whether or not such name shall be, or shall resemble, the name of a tenant of space in the Building.

24. Inability to Perform.

This Master Lease Agreement and the obligation of Tenant to pay Full Rent and to perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to perform or is delayed in the performance of any of its obligations under this Master Lease Agreement, is unable to supply or is delayed in supplying Landlord Furnished Services or any other service expressly or impliedly to be supplied, or is unable to make or is delayed in making any repair, additions, alterations or decorations, or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond the reasonable control of Landlord including, but not limited to, government preemption in connection with a national emergency or by reason of any rule order or regulation of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency, or when, in the judgment of Landlord, temporary interruption of such services is necessary by reason of accident, mechanical breakdown, or to make repairs, alterations or improvements, it being understood and agreed that such failure to perform or delay in performance by Landlord shall not give rise to any claim against the Landlord for damages or constitute a partial or total eviction, constructive or otherwise.

25. Assignment and Subletting.

a. Tenant shall not assign, transfer, mortgage register in the Property Registry or in any way encumber this Master Lease Agreement or any interest therein, or let or sublet the Leased Premises or any part thereof, or permit the Leased Premises or any part thereof to be used by others without the prior written consent of Landlord. In the event such consent be given, it shall be deemed to relate solely to the particular assignment, transfer, mortgage, subletting or permission referred to in such consent.

b. In the event that Tenant desires to assign this Master Lease Agreement or to sublet all or any part of the Leased Premises, Tenant shall submit to Landlord a written request for the consent of Landlord to such assignment or subletting, accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) a description identifying the space to be sublet; (iii) a copy of the proposed contract; (iv) the nature and character of the business of the proposed assignee or subtenant; (v) the proposed use of the premises; (vi) current financial information on the proposed assignee or subtenant; and (vii) such other information as Landlord may request.

c. In the event that Landlord shall not exercise its option to recapture, then Landlord shall not unreasonably withhold or delay its consent to the proposed subletting, provided:

1) The proposed subletting or assignment is for purposes not inconsistent with the Permitted Use and is in keeping with the then Standards of the Building (see Attachment D) and does not violate any negative covenants as used in any other agreement between Landlord and other tenants in the Building;

2) The proposed subtenant or assignee is a reputable party of reasonable financial worth, and Tenant shall provide Landlord with proof thereof satisfactory to Landlord;

3) The proposed subtenant or assignee is not then an occupant of any part of the Building;

4) The proposed sublease or assignment shall contain a provision making such sublease or assignment subject to the terms and conditions of this Master Lease Agreement;

5) The proposed subletting or assignment shall not release Tenant from the due, prompt and punctual performance of all the terms, covenants and conditions contained in this Master Lease Agreement on its part to be performed or observed.

i. The consent of Landlord to the proposed assignment or subletting shall not constitute a waiver of any provision of this Master Lease Agreement, and the assignee or subtenant shall not further assign or sublet the Premises or any part thereof without Landlord’s prior written consent, and then only upon compliance with all the provisions contained in this section.

j. In no event shall there be more than two tenants (including Tenant) in the Premises;

k. Tenant shall not advertise or publicize in any way the availability of all or part of the Leased Premises, whether through a broker, agent, representative or otherwise, without prior notice to and approval of Landlord.

l. The sale of all or a controlling interest of stock of Tenant, the sale or all or substantially all of the assets of Tenant, or a merger of Tenant into its parent or sister company shall be deemed to be an assignment.

m. Tenant covenants and agrees that in any case where Tenant claims Landlord is unreasonably withholding its consent to an assignment or subletting, Tenant shall not make any claim against Landlord for damages and Tenant’s sole remedy shall be that of declaratory judgement.

n. Landlord shall have the option, by notice to Tenant within sixty (60) calendar days of receipt of the notice and complete information, to recapture the Leased Premises or that portion of the Leased Premises proposed to be assigned or sublet by Tenant. In such event, Landlord shall specify a date for recapture in its notice to Tenant, which date shall be not more than thirty (30) calendar days from the date of Landlord’s notice. Tenant agrees to vacate the Leased Premises or that portion of the Leased Premises being recaptured and to surrender and deliver the same to Landlord as if the date specified by Landlord was the Termination Date of this Master Lease Agreement.

o. If less than the entire Premises is recaptured, the Full Rent payable by Tenant shall be reduced in the proportion that the remaining space occupied by Tenant bears to the Premises.

26. Subordination and Attornment.

a. This Master Lease Agreement is and shall be subject and subordinate to all mortgages and other liens which may now or hereafter affect the Building and to all renewals, modifications, consolidations, replacements and extensions thereof, and this subordination shall be deemed for all purposes to be automatic and effective without any further instrument on the part of Tenant. Tenant shall execute any instrument requested by Landlord to confirm such subordination.

b. In the event of foreclosure of any mortgages or other liens affecting the Building, or in the event of the sale of the Building and/or Premises by Landlord, Tenant will attorn to and accept the purchaser at such foreclosure and/or sale, as Tenant’s landlord for the balance then remaining of the Lease Term and subject to all terms and conditions hereof.

c. Tenant shall execute and deliver, upon the request of Landlord or the purchaser in any such case, any instrument which may be reasonably necessary or appropriate to evidence such attornment.

d. Tenant waives any statutory provision or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Master Lease Agreement or to surrender possession of the Leased Premises in the event of such foreclosure and/or sale. Tenant further expressly acknowledges and agrees that, upon foreclosure and/or sale of the Building and/or Leased Premises, the purchaser shall not be obligated to honor this Master Lease Agreement.

e. Tenant hereby waives any right, claim, action, demand, or interest which may exist or arise against Landlord or any new owner of the Building as a result of the foreclosure and/or sale of Building and/or Leased Premises, whether or not the purchaser honors the terms of this Master Lease Agreement.

f. Tenant shall, upon demand of the holder of any mortgage or of any receiver duly appointed by the corresponding court having or claiming jurisdiction over the property in proceedings to foreclose any such mortgage, pay to the holder of any such mortgage or to such receiver all rent becoming due under this Master Lease Agreement, provided such holder of any such mortgage or any such receiver complies with the obligations of Landlord under this Master Lease Agreement.

27. Bankruptcy.

a. If during the Lease Term Tenant shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of Tenant, or of all or substantially all of its assets, or (ii) file a voluntary petition in bankruptcy, or (iii) make a general assignment for the benefit of creditors, or (iv) file a petition or an answer seeking reorganization (other than a reorganization not involving the liabilities of Tenant) or arrangement with creditors, or take advantage of any insolvency law, or (v) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) if an order, judgment or decree shall be entered by any court of competent jurisdiction on the application of a creditor adjudicating Tenant a bankrupt or insolvent, or approving a petition seeking reorganization of

Tenant (other than a reorganization not involving the liabilities of Tenant) or appointment of a receiver, trustee or liquidator of Tenant, or of all or substantially all its assets, and such order, judgment or decree shall continue unstayed and in effect for sixty (60) calendar days, the terms of this Master Lease Agreement and all rights, title and interest of Tenant hereunder shall expire as fully and completely as if that day were the date herein specifically fixed for the Termination Date, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

b. Notwithstanding any provisions in any applicable law or in this Master Lease Agreement to the contrary, in no event shall this Master Lease Agreement be considered an asset of Tenant’s estate in bankruptcy or insolvency under any applicable law, or of any Receiver or Trustee with respect thereto.

28. Events of Default, Remedies, Damages.

a. The occurrence of the following events shall constitute Events of Default under this Master Lease Agreement:

1) If Tenant defaults in the payment when and as due of all or any portion of any installment of Rent or any Additional Rent on the date upon which they shall first become due, and such default shall continue for fourteen (14) calendar days after the due date or if Tenant fails to pay when and as due any Rent or Additional Rent three times during any twelve month period, even if Tenant pays such rent within the fourteen calendar days after the due date or

2) Tenant fails to fulfill and perform any of the covenants, terms or conditions of this Master Lease Agreement other than the covenants for the payment of any amounts due under this Master Lease Agreement;

3) Tenant fails to abide by the Rules and Regulations of the Building as they may be adopted from time to time or

4) The Premises are left vacant, unoccupied or deserted for a period of fifteen (15) consecutive days or Tenant abandons, vacates, or removes from the Premises the major portion of the goods, wares, equipment, or furnishings usually kept in the Premises;

5) Tenant ceases conducting its business in the Premises, or

6) The Master Lease Agreement is assigned or transferred in any manner or shall, by operation of law, pass to or devolve upon any party without the prior written consent of Landlord.

7) An event or contingency arises whereby this Lease or the rights hereby granted or the unexpired balance of the Term of this Lease would, by operation of law or otherwise, devolve upon or pass to any person, firm, association or corporation other than Tenant, except as may be expressly authorized herein;

b. Upon the occurrence of any of the said Events of Default, Landlord may, at any time thereafter, give Tenant a notice of termination of this Lease setting forth a termination date thirty (30) days from the date of giving such notice. Upon the expiration of said thirty (30) days and such breach continues or is not be fully remedied to the satisfaction of Landlord, this Lease and the terms and rights hereby granted will expire and terminate with the same effect as if that day were the Expiration Date. Notwithstanding, in connection with a breach which cannot be remedied or cured within said thirty (30) day period, Landlord may extend the time of Tenant within which to cure such breach as necessary but only if Tenant, within such thirty (30) day period, promptly commences and thereafter proceeds diligently and continuously to cure such breach, provided that such period of time shall not be so extended as to jeopardize the interest of Landlord in the Land and/or the Building or so as to subject Landlord to any liability, civil or criminal; or

c. If an Event of Default occurs, Landlord, whether or not this Lease has been terminated, may, without notice to Tenant, immediately or at any time thereafter re-enter into or upon the Leased Premises or any part thereto, either by summary proceedings or by any suitable action or proceeding at law, or by force or otherwise, to the extent legally permitted, without being liable to indictment, prosecution or damages therefore, and may repossess the premises and remove any persons or property therefrom, to the extent that Landlord may have, hold and enjoy the Leased Premises as in the beginning of the Term. The words “reenter” “re entry” and “re-entered” as used in this Lease are not restricted to their technical legal meanings.

d. Landlord will be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security deposit or otherwise, but Landlord will credit such monies against any Basic Rent, Additional Rent or any other charge due from Tenant at the time of such termination or re-entry or, at Landlord’s option, against any damages payable by Tenant under this contract or pursuant to law.

e. In the event Landlord re-enters the Leased Premises and if this Lease is not terminated, Landlord may (but shall have absolutely no obligation to do so), as agent for Tenant, relet the whole or any part of the Leased Premises for any period equal to or greater or less than the remainder of the original term of this Lease, for any sum which Landlord may deem suitable, including rent concessions, and for any use and purpose which Landlord may deem appropriate. Such reletting may include any improvements, personal and trade fixtures remaining in the Leased Premises.

f. The specified remedies to which Landlord may resort under this Lease are cumulative and concurrent, and are not intended to be exclusive of each other or of any other remedies or means of redress to which Landlord may lawfully be entitled at any time.

g. In the event of any termination of this Lease pursuant to the provisions of this section, or if Landlord shall re-enter the Leased Premises Tenant shall thereupon pay to Landlord:

1) the Annual Basic Rent, Additional Rent and any other charges payable hereunder by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Leased Premises by Landlord, as the case may be, plus the actual expenses incurred or paid by Landlord in terminating this Lease or of re-entering the Leased Premises and securing possession thereof, including reasonable attorney’s fees and costs of removal and storage of Tenant’s property, and Tenant shall also pay to Landlord damages as provided in this contract.

2) a sum which at the time of termination or re-entry by Landlord, as the case may be, represents the aggregate of the installments of Basic Rent and the Additional Rent (if any) which would have been payable hereunder by Tenant, had this Lease not so terminated, for the period commencing with early termination or the date of any such re-entry, as the case may be, and ending with the Termination Date, discounted to present value at an annual rate equal to the then prevailing discount rate announced by the Federal Reserve Bank, plus two (2) percentage points). Provided, however, that if Landlord shall relet the Leased Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such resetting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the reasonable expenses incurred or paid by Landlord in terminating this Lease and of re-entering the Leased Premises and of securing, possession thereof, it being understood that such reletting may be for a period equal to or shorter or longer than the remaining term of this Lease. In no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, and in no event shall Tenant be entitled to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord. If the Leased Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such reletting and of the expenses of reletting, or if relet for a period longer than the remaining term of this lease, the expenses of reletting shall be apportioned based on the respective periods.

3) In computing the Additional Rent that would have accrued for the balance of the Lease Term, the Additional Rent shall be deemed to be an amount equal to the amounts paid by Tenant for the Lease Year in which such termination occurs, or for such lesser period of time as this Master Lease Agreement may have been in effect prior to such termination.

4) If Landlord makes any expenditures or incurs any obligations for payment of money, including court costs and reasonable attorneys’ fees, in instituting prosecuting or defending any action or proceeding, then such fees, costs and expenses so paid or obligations incurred will be Additional Rent to be paid by Tenant to Landlord, upon demand, with interest thereon equal to the Late Payment Charge.

h. Nothing contained herein shall be construed as limiting or precluding the recovery by Landlord against Tenant of any payments or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. The failure or refusal of Landlord to relet the Leased Premises or any part or parts thereof, or the failure of Landlord to collect the rent thereof under such reletting, shall not release or affect Tenant’s liability for damages.

i. In the event any proceeding is brought against Tenant for non-payment of any amounts due and whether or not such proceeding shall be discontinued as a result of Tenant paying such amounts due, Tenant shall pay to Landlord reasonable attorney’s fees payable by Landlord in connection with such proceedings.

j. Upon occurrence of any event of default under this Master Lease Agreement, Landlord shall not be obligated to continue providing Tenant with Landlord Furnished Services until such time as Tenant cures such default.

The provisions of this section shall survive the expiration or sooner termination of this Lease.

29. Surrender Upon Termination.

a. Tenant shall, at the expiration or sooner termination of the Term (either, as applicable, being referred to herein as the “Surrender Date”), quit and surrender to Landlord the Leased Premises, broom clean and in the condition required under this Lease, reasonable wear and tear and damage caused by fire or other casualty which are not due to Tenants fault excepted, and shall surrender all keys for the Leased Premises to landlord at the place then fixed for the payment of rent, and shall inform Landlord of all combinations of locks, safes and vaults, if any, located (and permitted by Landlord to remain) in the Leased Premises.

b. Except as otherwise expressly provided elsewhere in this Lease, Tenant shall, on the Surrender Date, remove all of Tenant’s property from the Leased Premises and shall immediately repair any material damage to the Leased Premises caused by the installation and/or removal of such property. Any or all of such property not so removed shall, at Landlord’s option, become the exclusive property of Landlord or be disposed by Landlord, at Tenant’s cost and expense, without further notice to or demand upon Tenant, and without any liability to Tenant, in connection therewith.

c. If the Leased Premises (or a portion thereof) shall not be surrendered as and when aforesaid, Tenant shall pay to Landlord as use and occupancy for each month or fraction thereof during which Tenant continues to occupy all or any portion of the Leased Premises from and after the Surrender Date (the “Continued Occupancy Period”) an amount of money (the “Occupancy Payment”) equal to one hundred fifty (150%) percent of one twelfth (1/12) of the Fixed Rent and additional rent payable by Tenant during the immediately preceding twelve (12) months. Tenant shall make the Occupancy Payment, without notice or previous demand therefore, on the first day of each and every month during the Continued Occupancy Period.

d. In addition to making all required Occupancy Payments, Tenant shall, in the event of Tenant’s failure to surrender the Leased Premises on the Surrender Date as and in the manner aforesaid, also indemnify and hold Landlord harmless from and against any and all cost, expense, damage, claim, loss or liability directly resulting from any delay or failure by Tenant in so surrendering the Leased Premises, including any consequential damages suffered by Landlord and any claims made by any succeeding occupant founded on such delay or failure, and any and all reasonable attorneys’ fees, disbursements and court costs incurred by Landlord in connection with any of the foregoing.

e. The receipt and acceptance by Landlord of all or any portion of the Occupancy Payment shall not be deemed a waiver or acceptance by Landlord of Tenant’s breach of Tenant’s covenants and agreements or a waiver by Landlord of Landlord’s right to institute any summary holdover proceedings against Tenant, or a waiver by Landlord of Landlord’s rights to enforce any of Landlord’s rights, or pursue any of Landlord’s remedies against Tenant in such event as provided for in this Lease or under law.

f. It is expressly understood and agreed that there can be no extension of the Term unless said extension is reduced to writing and agreed to by Landlord. No verbal statement or unsigned writing shall be deemed to extend the Term, and Tenant hereby agrees that any improvements Tenant shall make to the Leased Premises in reliance upon any extension of the term given orally or by an unsigned writing shall be at Tenant’s peril.

g. If the last day of the Term shall fall on a Saturday, Sunday or legal holiday, the term of this Lease shall expire on the business day immediately preceding such date.

Each and everyone of Tenant’s obligations set forth in this Section 25 (including the indemnity) shall survive the expiration or other termination of the Term.

30. Casualty not Attributable to Tenant.

a. If the Premises shall be partially or totally damaged by fire or other casualty not attributable in any manner to Tenant, this Master Lease Agreement shall continue in full force and effect, except as hereinafter set forth.

b. If the Premises are partially damaged or rendered partially unusable, the damages thereto shall be repaired by and at the expense of Landlord and the Full Rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the portion of the Premises which is usable.

c. If the Premises are totally damaged or rendered wholly unusable, then the Full Rent shall be proportionately paid up to the time of the casualty and henceforth shall cease until the date when the Premises shall be made Ready for Occupancy by Landlord, subject to Landlord’s right to elect not to restore the same as hereinafter provided. Landlord may elect to relocate Tenant temporarily to other available space until said restoration or repair is finished and, in such event, Tenant shall pay the Full Rent.

d. If the Premises are rendered wholly unusable (whether or not the Leased Premises are damaged in whole or in part), or if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then, in any of such events, Landlord may elect to terminate this Master Lease Agreement by written notice to Tenant. Landlord’s notice shall specify a date for expiration of this Master Lease Agreement which be not less than thirty (30) nor more than ninety (90) calendar days from the date the Leased Premises are rendered unusable or are damaged. In such event, Tenant agrees to vacate the Leased Premises and to surrender and deliver the same to Landlord as if the date specified by Landlord was the Termination Date, provided however, that any Full Rent owing shall be paid up to such date of expiration.

e. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall promptly make the repairs and restorations, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord’s control.

f. After any such casualty, Tenant shall cooperate with Landlord’s restoration by promptly removing from the Premises all of Tenant’s property.

g. Tenant’s full liability for Full Rent shall resume five (5) calendar days after written notice from Landlord that the Premises are Ready for Occupancy.

h. Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty.

i. Tenant acknowledges and agrees that Landlord will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances of Tenant, and agrees that Landlord will not be obligated to repair any damage thereto or replace the same.

j. In the event the Building should be damaged or rendered unusable by fire, explosion or any other casualty or occurrence and, such casualty or occurrence shall not be covered by Landlord’s insurance or, in the event that the Premises or the Building should be damaged or rendered unusable to the extent of more than twenty-five (25%) percent of the cost of the replacement (whether such damage may be covered be Landlord’s insurance and further, notwithstanding that the Premises may have been damaged to twenty-five (25%) percent or less of the replacement cost), Landlord may elect either to repair or rebuild the Building or to terminate this Master Lease Agreement by written notice to Tenant. Landlord’s notice shall specify a date for expiration of this Master Lease Agreement which be not less than thirty (30) nor more than ninety (90) calendar days from the date the Building is rendered unusable or is damaged. In such event, Tenant agrees to vacate the Premises and to surrender and deliver the same to Landlord as if the date specified by Landlord was the Termination Date, provided however, that any Full Rent owing shall be paid up to such date of expiration.

k. If Landlord is required or elects to repair and/or rebuild the Premises, Landlord shall not be obligated to expend for such repair and/or rebuilding an amount in excess of the insurance proceeds recovered as a result of such damage. Landlord’s obligation to repair and/or rebuild shall in any event be limited to restoring Landlord’s work in the Premises to substantially the condition in which the same existed prior to the casualty.

31. Condemnation.

If the Premises or the Building, or any part thereof, or any interest therein, be taken by virtue of eminent domain or for any public or quasi-public use or purpose, the portion of the compensation award attributable to this Master Lease Agreement shall be for the benefit of Landlord. In such event the term of this Master Lease Agreement shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim against Landlord for the value of any unexpired term of said Master Lease Agreement.

32. No Representation By Landlord.

Landlord or Landlord’s agents have made no representations or promises with respect to the said Building, the land upon which it is erected or the Leased Premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in this Master Lease Agreement. The taking possession of the Leased Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts same “as is” and that said Premises and the Building of which same form a part were in good and satisfactory condition at the time such possession was so taken.

33. Relocation.

Landlord shall have the right at any time during the term of the Master Lease Agreement to relocate Tenant from the Leased Premises to another space within the Building, reasonably convenient, adapted to the same purpose and of an equal value to the present Leased Premises. In the event Landlord exercises its right to relocate, Tenant shall surrender its actual Leased Premises at the request of Landlord, provided that the substitute space is ready for Tenant’s occupancy.

34. Successors in Interest.

This Master Lease Agreement shall bind and inure to the benefit of the permitted successors and assigns of the parties.

35. Release of Landlord.

The term “Landlord” as used in this Master Lease Agreement shall mean and include only the owner or lessor of the Building at the time in question so that in the event that Landlord or any of its successors in interest shall lease or sell, or in any other manner assign or transfer its interest in the Building, whether any such transfer be voluntary, by operation of law or otherwise, the person, corporation or entity by whom any such Master Lease Agreement, sale, assignment or transfer is made shall be and hereby is entirely freed and relieved of all obligations and liability with respect to the performance of the covenants and obligations under this Master Lease Agreement from and after the date of such lease, sale, assignment or transfer.

36. Notices and Payments.

A bill, statement, notice or communication which Landlord may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by certified mail addressed to Tenant at the Premises or at Tenant’s Mailing Address, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, deposited in the mail, or left at the Premises as herein provided. Any notice by Tenant to Landlord must be served by registered or certified mail addressed to Landlord at Landlord’s Mailing Address or at such other address as Landlord shall designate by written notice.

37. Rules and Regulations.

a. Tenant, and all Persons Within Tenant’s Control, shall faithfully observe and comply with: (i) all of the rules and regulations set forth in Attachment B annexed hereto and made a part hereof, and (ii) such additional rules and regulations as Landlord hereafter at any time or from time to time may reasonably make and may communicate in writing to Tenant, which, in the reasonable judgment of Landlord, shall be necessary or desirable for the, reputation, safety, care or appearance of the Building and the Building Systems, or the preservation of good order therein, or the operation or maintenance of the Building and Building Systems, or the comfort of tenants or others in the Building. Notwithstanding, in the case of any conflict between the provisions of this Lease and any such rules or regulations, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease as against any other tenant, and provided further that Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors, invitees, subtenants or licensees.

b. In the event that Tenant shall dispute the reasonableness of any additional rule or regulation hereafter made or adopted by Landlord or Landlord’s agents, the parties hereto agree to submit the question of the reasonableness of such rule or regulation to arbitration whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional rule or regulation upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice in writing upon Landlord within thirty (30) days after the giving of notice of the making of the rule or regulation to Tenant. Notwithstanding the foregoing, Landlord agrees not to enforce the rules and regulations against Tenant in a discriminatory manner and to use commercially reasonable efforts to enforce compliance by other tenants in the Building with the rules and regulations contained in their respective leases to the extent that the failure of Landlord to enforce such compliance shall have a material adverse impact on Tenant with respect to Tenant’s use of the Leased Premises.

c. Tenant acknowledges that it has read the Rules and Regulations and shall abide by and conform to the same as may from time to time be adopted, amended, modified or changed by Landlord. Landlord shall not be responsible to Tenant for the failure of any other Tenant to observe any of said Rules and Regulations.

d. Any amendment or new regulations shall become effective thirty (30) calendar days after notice to Tenant.

38. No representations or modifications.

a. Tenant has leased the Premises after examination thereof or of the Space Plans for the same and without representation on the part of Landlord. No representative or agent of Landlord is authorized to make representations in reference thereto or to vary or alter the terms of this Master Lease Agreement unless given in writing duly signed by Landlord.

b. The receipt by Landlord of Full Rent or any other sum payable by Tenant with knowledge of the breach of any covenant of this Master Lease Agreement shall not be deemed a waiver of such breach and no act or omission of Landlord or its agent during the Lease Term shall be deemed an acceptance of a surrender of the Premises and no agreement to accept a surrender of the Premises shall be valid unless it be made in writing and subscribed by Landlord.

39. Totality of Agreement.

This Master Lease Agreement, together with any RIDER, contains all the agreements and conditions made between Landlord and Tenant with respect to the Premises. This Master Lease Agreement may only be changed or modified by means of a written instrument signed by Landlord.

40. Estoppel Certificate.

Tenant shall, at any time and from time to time on at least ten (10) days prior notice by Landlord, execute, acknowledge and deliver to Landlord, and/or to any other person, firm or corporation specified by Landlord, a statement certifying among other things that this Master Lease Agreement is in full force (or, if there have been modifications, that the same is in full force and effect as modified), stating the dates which the Basic Rent and Additional Rent have been paid, and indicating any uncured defaults by Landlord, if any, under this Master Lease Agreement.

41. Broker.

Landlord will not pay any broker fees. Tenant shall indemnify, defend and hold Landlord and its agent harmless from and against any claim, actions, or liabilities including attorneys’ fees, for brokerage commissions or fees arising out of this Master Lease Agreement.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Master Lease Agreement, on the date stated in the memorandum of Lease.

Tenant		Landlord

EVERTEC, Inc.		BANCO POPULAR DE PUERTO RICO

By:	s/ Luis Abreu Rigual	By:	/s/ Jaime Nazario 6/28/04

EXHIBIT B

CUPEY CENTER

LANDLORD FURNISHED SERVICES

1. Air Conditioning: LANDLORD shall furnish air conditioning throughout the year from Monday thru Friday from 6:00 a.m. to 6:00 p.m., and shall not furnish air conditioning service on legal holidays as defined in page 3. The divisions or departments that need to operate 24 hours, 7 days a week shall be furnish air conditioning services at no additional charge. Those units as of March 31, 2004 were identified as: Sorting & Microfilming (Bulk Filling), Computers Operations, Printing & Application Control, Data Processing Centers, and Network Alert & Control.

2. Elevators: Passenger & load elevators will be provided by LANDLORD, two in Building A, and one in Building B.

LANDLORD reserves the right to make reasonable adjustment in the capacity and use of its elevator equipment as may be required.

3. Electricity: As provided in the Rider.

The TENANT agrees that the LANDLORD, its agent or consultant, may make surveys from time to time in the premises to verify the quality, quantity and consumption of the electric load consumed by TENANT. LANDLORD shall furnish and install all replacement lighting tubes, lamps, bulbs and ballasts required in the Premises, and will charge TENANT for labor and materials.

4. Water: LANDLORD shall provide water for normal cleaning and lavatory purposes and for water coolers for drinking.

5. Security: LANDLORD may, in its sole discretion, provide general building security and include the cost of such services as an integral part of the operating expense; provided, however, that any such services shall not include security within the demised Premises.

6. Cleaning and Janitorial: (a) LANDLORD shall supply janitorial and cleaning services for all public areas and common facilities; and rubbish removal from the office floors on which the Premises are located. Cleaning and janitorial services for the Premises will be supplied by TENANT, and TENANT shall at all times keep the Premises clean. (b) LANDLORD agrees to provide TENANT with cleaning services for the public areas of the Building as well as the Premises of TENANT five (5) nights per week according to the cleaning specifications established by and between LANDLORD and cleaning contractor.

(1) Waste Containers: Waste baskets shall be emptied daily and cleaned monthly and waste therefrom removed to a designated location for disposal by LANDLORD.

(2) Rug Shampooing: Upon request from TENANT rug shampooing service shall be available. Said service shall be charged.

7. Exterminating: LANDLORD shall provide exterminating service for all public areas of Building. TENANT shall at TENANT’S expense provide exterminating service for the Premises from time to time to the reasonable satisfaction of LANDLORD and shall employ such licensed exterminating company or companies as shall be approved by LANDLORD.

8. Interruption of Services: LANDLORD reserves the right to stop service of the air conditioning, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements or improvement, in the judgment of LANDLORD desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. And LANDLORD shall have no responsibility or liability for failure to supply air conditioning, elevator, plumbing and electric service, during said period or when prevented from so doing by strikes, accident (acts of God) or by any cause beyond LANDLORD’S control, or by laws, orders or regulations of any Federal, State or Municipality Authority, or failure of a suitable power supply or inability by exercise of reasonable diligence to obtain other suitable power. Such interruption shall not in any way affect the obligations of TENANT under this lease hereunder, provided that the same shall be done with the minimum amount of inconvenience to TENANT, and LANDLORD pursues with due diligence the completion of the alterations.

9. Additional Air Conditioning Service: In the divisions or departments that not operate 24 hour, 7 days a week, the TENANT may occasionally have need for use of the leased Premises during hours or days other than those specified above (normal office space operations). Upon the request of TENANT, LANDLORD shall fulfill such need, provided (a) LANDLORD shall have received written notice of such request not later than 3:00 p.m. on the weekday and the day before the services are required for Saturdays and the day before legal holidays when services are needed; (b) the LANDLORD shall be promptly reimbursed by TENANT for the LANDLORD’S cost of complying with such request such cost is based on utility rates and salaries paid to building engineers, but such cost shall be subject to adjustment upward in relation to changes from existing utility rates and to changes in existing salary rates paid to Building engineers after rendition of a bill or statement therefor; (c) compliance with such request shall not involve the LANDLORD in substantial labor, union, licensing or permit problems.

10. Other Services: Other services to the Premises supplied where desirable or possible at the request of TENANT, not hereinbefore enumerated, shall be at the expense of TENANT.

11. Legal Holidays: For the purposes of this Lease Agreement shall be as follows:

(1)	January 1	New Year’s Day
(2)	January 6	Three King’s Day
(3)	January	De Hostos Birthday
(4)	January	Martin Luther King’s Birthday
(5)	January	Presidents Day
(6)	March	Emancipation Day
(7)	March or April	Good Friday
(8)	April	Jóse De Diego’s Birthday

(9)	May	Memorial Day
(10)	July 4	Independence Day
(11)	July	Luis Muñoz Rivera’s Birthday
(12)	July 25	Constitution Day
(13)	July 27	Jóse C. Barbosa’s Birthday
(14)	September	Labor Day
(15)	October	Discovery of America
(16)	November	Election’s Day
(17)	November	Veteran’s Day
(18)	November	Discovery of Puerto Rico
(19)	November	Thanksgiving Day
(20)	December 25	Christmas Day

LANDLORD may, in its sole discretion, include in the above list any additional holidays which may be hereinafter declared as legal holidays by either or both of any competent authority or agency of the Government of the Commonwealth of Puerto Rico and the Government of the United States of America.